PROMISSORY NOTE

                                                                  Loan No. 36500

Note of Harvest States Cooperatives

St. Paul, Minnesota
                                                          Dated: August 30, 1994

$42,500,000.00

For value received, the undersigned promises to pay to the St. Paul Bank for Cooperatives ("Payee"), or order, at the times set forth in that certain First Supplement To Master Syndicated Loan Agreement dated August 30, 1994, as that Supplement may be amended or restated from time to time (the "First Supplement"), the principal sum of up to FORTY TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($42,500,000.00). The undersigned also promises to pay interest on such sum at the times and rates, or in accordance with the rate options, set forth in the First Supplement.

This note is given for one or more advances to be made by the Payee to the undersigned pursuant to the First Supplement and the Master Syndicated Loan Agreement under which it was issued, as that Master Syndicated Loan Agreement may be amended or restated from time to time, all of the terms and provisions of which (including provisions regarding the manner of payment, default interest and acceleration) are hereby incorporated by reference. Advances, accrued interest, and payments shall be posted by the Payee upon an appropriate accounting record, which record (and all computer printouts thereof) shall constitute prima facie evidence of the outstanding principal and interest on the advances.

The makers or endorsers hereof hereby waive presentment for payment, demand, protest, and notice of dishonor and nonpayment of this note, and all defenses on the ground of delay or of any extension of time for the payment hereof which may be hereafter given by the holder or holders hereof to them or either of them or to anyone who has assumed the payment of this note, and it is specifically agreed that the obligations of said makers or endorsers shall not be in anywise affected or altered to the prejudice of the holder or holders hereof by reason of the assumption of payment of the same by any other person or entity.

Except to the extent governed by applicable federal law, this note shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to choice of law doctrine.

                                        HARVEST STATES COOPERATIVES



                                        By /s/ T.F. Baker
                                        Title: Group Vice President